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                                                         FINANCIAL STATEMENT 2

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                        YANKEE ATOMIC ELECTRIC COMPANY
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995

OPERATING REVENUES
   Electric sales                                               $43,838,058
   Engineering services to others                                53,011,648
                                                                -----------
   Total operating revenues                                      96,849,706
                                                                -----------
OPERATING EXPENSES
   Fuel                                                           1,428,654
   Operations                                                     3,839,764
   Engineering                                                   55,648,396
   Decommissioning                                               26,536,335
   Amortization of unrecovered assets                             5,996,903
   Taxes, other than federal income                                 275,218
   Federal income taxes                                           1,079,272
                                                                -----------
   Total operating expenses                                      94,804,542
                                                                -----------
   OPERATING INCOME                                               2,045,164
                                                                -----------
OTHER INCOME (EXPENSE)
   Other, net                                                    (2,407,103)
                                                                -----------
   Total other income                                            (2,407,103)
                                                                -----------
   OPERATING AND OTHER INCOME                                      (361,939)
                                                                -----------
INTEREST
   Interest on short-term debt                                        7,667
   Interest on long-term debt                                       210,993
   Other                                                             33,462
                                                                -----------
   Total interest                                                   252,122
                                                                -----------
   NET INCOME (LOSS)                                            $  (614,061)
                                                                ===========
RETAINED EARNINGS
   Retained earnings-beginning                                  $ 9,892,558
   Net income (loss)                                               (614,061)
                                                                -----------
   Subtotal                                                       9,278,497
   Dividends paid                                                         0
                                                                -----------
   RETAINED EARNINGS-ending                                     $ 9,278,497
                                                                ===========
PER SHARE DATA:
   Earnings per share                                                ($4.00)
   Dividends per share                                                    0



SUBJECT TO AUDIT AND ADJUSTMENT BY CERTIFIED PUBLIC ACCOUNTANTS
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